Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-162215 and 333-140196) and S-8 (Nos. 33-51239, 333-114837, 33-48782 and 333-125091) of Kelly Services, Inc. of our report dated February 18, 2010 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP
Detroit, Michigan
February 18, 2010